Exhibit 4.1

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT (this “Term Loan Amendment”) dated as of November 2, 2015 to the Term Loan Credit Agreement dated as of May 14, 2015 (the “Term Loan Credit Agreement”) among The Dun & Bradstreet Corporation, as borrower (the “Company”), the lenders referred to therein (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi-UFJ, Ltd., as Syndication Agent, and the Co-Documentation Agents referred to therein.
RECITALS:
The parties to this Term Loan Amendment are parties to the Term Loan Credit Agreement, and wish to amend the Term Loan Credit Agreement in the manner set forth herein. Therefore the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement.

SECTION 2. Amendment to the Term Loan Credit Agreement. The definition of “Change in Control” is hereby amended such that clause (b) thereof reads in its entirety as follows:

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed by directors so nominated, approved or appointed.
SECTION 3. Representations and Warranties True; No Default. The Company represents and warrants that (i) the representations and warranties of the Company set forth in Sections 3.01, 3.02 and 3.03 (with each reference in such Sections to “Transaction” to include the transactions contemplated hereby, and to “this Agreement” to be deemed a reference to this Term Loan Amendment and the Term Loan Credit Agreement as amended hereby) of the Term Loan Credit Agreement shall be true in all material respects on and as of the Term Loan Amendment Effective Date, except to the extent they expressly relate to an earlier date in which case they shall be true in all material respects as of such earlier date and (ii) no Default has occurred and is continuing on the Term Loan Amendment Effective Date.

SECTION 4. Effectiveness. This Term Loan Amendment shall become effective on and as of November 2, 2015 (the “Term Loan Amendment Effective Date”), subject only to receipt by the Administrative Agent, from each of the Company and Lenders comprising the Required Lenders, of a counterpart of this Term Loan Amendment signed on behalf of such parties.

SECTION 5. Reference to and Effect Upon the Term Loan Credit Agreement.

(a)The execution, delivery and effectiveness of this Term Loan Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under, nor any provision of, the Term Loan Credit Agreement.

(b)On and as of the Term Loan Amendment Effective Date, each reference in the Term Loan Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Term Loan Credit Agreement shall mean and be a reference to the Term Loan Credit Agreement, as amended by this Term Loan Amendment.

(c)The Term Loan Credit Agreement, as specifically amended by this Term Loan Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 6. Governing Law. This Term Loan Amendment shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Counterparts. This Term Loan Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE DUN & BRADSTREET CORPORATION
By:	/s/ RICHARD H. VELDRAN
Name: Richard H. Veldran
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender
By:	/s/ JAMES A. KNIGHT
Name: James A. Knight
Title: Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender
By:	/s/ ROBERT GRILLO
Name: Robert Grillo
Title: Director

Bank of America NA, as Lender
By:	/s/ STACEY A HAMILTON SANDLER
Name: Stacey A Hamilton Sandler
Title: SVP

Bank of Montreal, as Lender
By:	/s/ ANNA SMITH
Name: Anna Smith
Title: Vice President

Barclays Bank Plc., as Lender
By:	/s/ AMIR BARASH
Name: Amir Barash
Title: Director
Executed in New York

HSBC Bank USA, N.A., as Lender
By:	/s/ ROBERT MORAVEC
Name: Robert Moravec
Title: Vice President

Citizens Bank, N.A., as Lender
By:	/s/ RAMEZ GOBRAN
Name: Ramez Gobran
Title: Vice President

TD Bank, N.A., as Lender
By:	/s/ SHREYA SHAH
Name: Shreya Shah
Title: Senior Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent and Lender
By:	/s/ FRANK BROWN
Name: Frank Brown
Title: Managing Director

The Governor and Company of the Bank of Ireland, as Lender
By:	/s/ CORA PHELAN
Name: Cora Phelan
Title: Senior Manager Corporate Banking

By:	/s/ CONOR LINEHAN
Name: Conor Linehan
Title: Associate Director Corporate Banking

The Northern Trust Company, as Lender
By:	/s/ ANDREW D. HOLTZ
Name: Andrew D. Holtz
Title: Senior Vice President

Wells Fargo Bank, NA, as Lender
By:	/s/ BETH RUE
Name: Beth Rue
Title: Director

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